Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2023

DALLAS — (BUSINESS WIRE) October 19, 2023 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2023. Hilltop produced income to common stockholders of $37.0 million, or $0.57 per diluted share, for the third quarter of 2023, compared to $32.1 million, or $0.50 per diluted share, for the third quarter of 2022. Hilltop’s financial results for the third quarter of 2023 included decreases in year-over-year mortgage origination segment net gains from sales of loans and other mortgage production income, a decline in the net interest income within the banking segment, and increases in net revenues within certain of the broker-dealer segment’s business lines.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.16 per common share, payable on November 28, 2023, to all common stockholders of record as of the close of business on November 13, 2023.

Headwinds that began in 2022, and continued through the first nine months of 2023, including the impact of tight housing inventories on mortgage volumes, declining deposit balances, rapid increases in market interest rates and a volatile economic forecast have had, and are expected to continue to have, an adverse impact on our operating results during the remainder of 2023. The impacts of such headwinds during the remainder of 2023 remain uncertain and will depend on developments outside of our control, including, among others, the timing and significance of further changes in U.S. treasury yields and mortgage interest rates, exposure to increasing funding costs, inflationary pressures associated with compensation, occupancy and software costs and labor market conditions, international armed conflicts and their impact on supply chains, and disruptions to the economy and the U.S. banking system caused by high-profile bank failures during early 2023.

Jeremy B. Ford, President and CEO of Hilltop, said “Hilltop’s operating results for the third quarter reflect a general continuation in market pressures experienced in the first half of the year. While PlainsCapital Bank produced strong financial results for the quarter with a 1.20% return on average assets, the competitive environment around deposits resulted in further pressure on the bank’s net interest margin. HilltopSecurities generated robust financial results as the wealth management and structured finance businesses produced strong net revenues, which more than offset challenging market conditions for the public finance and fixed income capital markets businesses. PrimeLending’s results continued to be impacted by the housing market’s lack of inventory, consumer affordability challenges and a stubbornly compressed gain-on-sale margin.

“As we progress into the final quarter of the year, we will continue to prudently manage our balance sheet, closely monitor our expenses and serve our valued clients.”

Third Quarter 2023 Highlights for Hilltop:

●	The reversal of credit losses was $40 thousand during the third quarter of 2023, compared to a provision for credit losses of $14.8 million in the second quarter of 2023 and a reversal of credit losses of $0.8 million in the third quarter of 2022;
o	The slight reversal of credit losses during the third quarter of 2023 reflected improvements to the U.S. economic outlook and decreases in specific reserves within our broker dealer segment, offset by increases in specific reserves and net portfolio changes within the banking segment.
●	For the third quarter of 2023, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within our mortgage origination segment was $88.7 million, compared to $98.0 million in the third quarter of 2022, a 9.4% decrease;
o	Mortgage loan origination production volume was $2.2 billion during the third quarter of 2023, compared to $3.0 billion in the third quarter of 2022;
o	Net gains from mortgage loans sold to third parties decreased to 199 basis points during the third quarter of 2023, compared to 207 basis points in the second quarter of 2023.

●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the third quarter of 2023 were 0.94% and 7.11%, respectively, compared to 0.79% and 6.26%, respectively, for the third quarter of 2022;
●	Hilltop’s book value per common share increased to $31.91 at September 30, 2023, compared to $31.71 at June 30, 2023;
●	Hilltop’s total assets were $16.4 billion and $17.1 billion at September 30, 2023 and June 30, 2023, respectively;
●	Loans[1], net of allowance for credit losses, were $7.7 billion and $7.9 billion at September 30, 2023 and June 30, 2023, respectively;
●	Non-performing loans were $31.5 million, or 0.34% of total loans, at September 30, 2023, compared to $39.0 million, or 0.40% of total loans, at June 30, 2023;
●	Loans held for sale decreased by 20.6% from June 30, 2023 to $1.1 billion at September 30, 2023;
●	Total deposits were $11.1 billion and $11.2 billion at September 30, 2023 and June 30, 2023, respectively;
o	Total estimated uninsured deposits were $4.4 billion, or approximately 40% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $276.3 million, were $4.2 billion, or approximately 37% of total deposits at September 30, 2023.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 11.92% and a Common Equity Tier 1 Capital Ratio of 18.60% at September 30, 2023;
●	Hilltop’s consolidated net interest margin[4] decreased to 3.02% for the third quarter of 2023, compared to 3.03% in the second quarter of 2023;
●	For the third quarter of 2023, noninterest income was $196.8 million, compared to $207.0 million in the third quarter of 2022, a 4.9% decrease;
●	For the third quarter 2023, noninterest expense was $260.0 million, compared to $288.7 million in the third quarter of 2022, a 9.9% decrease; and
●	Hilltop’s effective tax rate was 25.2% during the third quarter of 2023, compared to 21.8% during the same period in 2022.
o	The effective tax rate for the third quarter was higher than the applicable statutory rate primarily due to the impact of non-deductible compensation expense and other permanent adjustments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $357.1 million and $358.5 million at September 30, 2023 and June 30, 2023, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2023	2023	2023	2022	2022
Cash and due from banks	$1,513,747	$1,584,709	$1,764,081	$1,579,512	$1,777,584
Federal funds sold	3,650	650	743	650	663
Assets segregated for regulatory purposes	47,491	50,711	36,199	67,737	109,358
Securities purchased under agreements to resell	123,719	143,982	144,201	118,070	145,365
Securities:
Trading, at fair value	578,901	696,649	692,908	755,032	641,864
Available for sale, at fair value, net (1)	1,456,238	1,526,869	1,641,571	1,658,766	1,584,724
Held to maturity, at amortized cost, net (1)	825,079	847,437	862,280	875,532	889,452
Equity, at fair value	264	258	231	200	209
	2,860,482	3,071,213	3,196,990	3,289,530	3,116,249
Loans held for sale	1,058,806	1,333,044	1,040,138	982,616	1,003,605
Loans held for investment, net of unearned income	8,204,052	8,354,122	8,192,846	8,092,673	7,944,246
Allowance for credit losses	(110,822)	(109,306)	(97,354)	(95,442)	(91,783)
Loans held for investment, net	8,093,230	8,244,816	8,095,492	7,997,231	7,852,463

Broker-dealer and clearing organization receivables	1,460,352	1,474,177	1,560,246	1,038,055	1,255,052
Premises and equipment, net	172,097	176,574	180,132	184,950	191,423
Operating lease right-of-use assets	93,057	97,979	100,122	102,443	103,099
Mortgage servicing assets	104,951	95,101	103,314	100,825	156,539
Other assets	588,751	588,166	529,438	518,899	624,235
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	9,078	9,772	10,544	11,317	12,209
Total assets	$16,396,858	$17,138,341	$17,029,087	$16,259,282	$16,615,291

Deposits:
Noninterest-bearing	$3,200,247	$3,451,438	$3,807,878	$3,968,862	$4,546,816
Interest-bearing	7,902,850	7,712,739	7,289,269	7,346,887	6,805,198
Total deposits	11,103,097	11,164,177	11,097,147	11,315,749	11,352,014
Broker-dealer and clearing organization payables	1,368,064	1,306,646	1,383,317	966,470	1,176,156
Short-term borrowings	882,999	1,628,637	1,572,794	970,056	942,309
Securities sold, not yet purchased, at fair value	51,527	74,761	51,497	53,023	99,515
Notes payable	347,020	364,531	376,410	346,654	390,354
Operating lease liabilities	114,334	119,999	122,878	126,759	120,635
Other liabilities	422,955	389,336	341,246	417,042	475,425
Total liabilities	14,289,996	15,048,087	14,945,289	14,195,753	14,556,408

Common stock	652	651	650	647	646
Additional paid-in capital	1,052,867	1,050,191	1,044,774	1,046,331	1,043,605
Accumulated other comprehensive loss	(145,083)	(131,718)	(125,461)	(133,531)	(119,864)
Retained earnings	1,171,250	1,144,624	1,136,901	1,123,636	1,107,586
Deferred compensation employee stock trust, net	340	450	446	481	479
Employee stock trust	(446)	(599)	(599)	(640)	(641)
Total Hilltop stockholders' equity	2,079,580	2,063,599	2,056,711	2,036,924	2,031,811
Noncontrolling interests	27,282	26,655	27,087	26,605	27,072
Total stockholders' equity	2,106,862	2,090,254	2,083,798	2,063,529	2,058,883
Total liabilities & stockholders' equity	$16,396,858	$17,138,341	$17,029,087	$16,259,282	$16,615,291

(1)	At September 30, 2023, the amortized cost of the available for sale securities portfolio was $1,606,340, while the fair value of the held to maturity securities portfolio was $703,366.

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2023	2023	2023	2022	2022
Interest income:
Loans, including fees	$142,402	$138,397	$123,379	$117,906	$109,165
Securities borrowed	17,683	18,515	17,068	14,162	10,938
Securities:
Taxable	27,166	26,719	25,602	23,293	19,642
Tax-exempt	2,464	2,566	3,188	3,002	2,451
Other	27,040	27,229	22,190	21,611	14,276
Total interest income	216,755	213,426	191,427	179,974	156,472

Interest expense:
Deposits	64,290	54,726	35,824	28,238	12,525
Securities loaned	16,169	16,413	15,346	13,179	9,407
Short-term borrowings	14,212	17,706	12,444	10,278	5,550
Notes payable	4,026	3,973	3,853	3,988	3,907
Other	2,408	2,342	2,255	849	1,597
Total interest expense	101,105	95,160	69,722	56,532	32,986

Net interest income	115,650	118,266	121,705	123,442	123,486
Provision for (reversal of) credit losses	(40)	14,836	2,331	3,638	(780)
Net interest income after provision for (reversal of) credit losses	115,690	103,430	119,374	119,804	124,266

Noninterest income:
Net gains from sale of loans and other mortgage production income	47,262	48,535	39,966	35,949	57,998
Mortgage loan origination fees	41,478	41,440	28,777	35,198	39,960
Securities commissions and fees	28,044	29,606	31,223	33,143	34,076
Investment and securities advisory fees and commissions	39,662	32,037	26,848	30,661	35,031
Other	40,403	39,034	35,680	34,833	39,910
Total noninterest income	196,849	190,652	162,494	169,784	206,975

Noninterest expense:
Employees' compensation and benefits	173,195	176,908	167,817	167,892	200,450
Occupancy and equipment, net	21,912	23,025	22,865	23,077	25,041
Professional services	12,639	12,594	10,697	11,555	10,631
Other	52,271	54,450	49,091	50,844	52,616
Total noninterest expense	260,017	266,977	250,470	253,368	288,738

Income before income taxes	52,522	27,105	31,398	36,220	42,503
Income tax expense	13,211	7,167	3,630	9,642	9,249
Net income	39,311	19,938	27,768	26,578	33,254
Less: Net income attributable to noncontrolling interest	2,269	1,805	1,968	1,022	1,186
Income attributable to Hilltop	$37,042	$18,133	$25,800	$25,556	$32,068

Earnings per common share:
Basic	$0.57	$0.28	$0.40	$0.40	$0.50
Diluted	$0.57	$0.28	$0.40	$0.39	$0.50

Cash dividends declared per common share	$0.16	$0.16	$0.16	$0.15	$0.15

Weighted average shares outstanding:
Basic	65,106	65,025	64,901	64,602	64,552
Diluted	65,108	65,054	64,954	64,779	64,669

	Three Months Ended September 30, 2023
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$99,047	$12,215	$(5,482)	$(3,175)	$13,045	$115,650
Provision for (reversal of) credit losses	675	(715)	—	—	—	(40)
Noninterest income	11,668	106,488	88,747	3,159	(13,213)	196,849
Noninterest expense	56,887	97,865	91,505	13,937	(177)	260,017
Income (loss) before taxes	$53,153	$21,553	$(8,240)	$(13,953)	$9	$52,522

	Nine Months Ended September 30, 2023
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$304,804	$39,279	$(15,590)	$(9,976)	$37,105	$355,622
Provision for (reversal of) credit losses	17,175	(48)	—	—	—	17,127
Noninterest income	34,046	297,164	247,655	8,944	(37,815)	549,994
Noninterest expense	170,450	283,063	278,918	45,750	(717)	777,464
Income (loss) before taxes	$151,225	$53,428	$(46,853)	$(46,782)	$7	$111,025

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2023	2023	2023	2022	2022

Hilltop Consolidated:
Return on average stockholders' equity	7.11%	3.53%	5.12%	4.99%	6.26%
Return on average assets	0.94%	0.47%	0.69%	0.63%	0.79%
Net interest margin (1)	3.02%	3.03%	3.28%	3.23%	3.19%
Net interest margin (taxable equivalent) (2):
As reported	3.04%	3.03%	3.28%	3.24%	3.20%
Impact of purchase accounting	7 bps	9 bps	6 bps	7 bps	8 bps
Book value per common share ($)	31.91	31.71	31.63	31.49	31.46
Shares outstanding, end of period (000's)	65,170	65,071	65,023	64,685	64,591
Dividend payout ratio (3)	28.12%	57.37%	40.25%	37.92%	30.19%

Banking Segment:
Net interest margin (1)	3.08%	3.11%	3.40%	3.42%	3.42%
Net interest margin (taxable equivalent) (2):
As reported	3.09%	3.11%	3.41%	3.43%	3.43%
Impact of purchase accounting	8 bps	11 bps	7 bps	8 bps	10 bps
Accretion of discount on loans ($000's)	2,226	3,334	1,870	2,173	2,858
Net recoveries (charge-offs) ($000's)	1,556	(2,884)	(419)	21	(2,735)
Return on average assets	1.20%	0.89%	1.44%	1.31%	1.41%
Fee income ratio	10.5%	10.0%	9.6%	9.8%	9.9%
Efficiency ratio	51.4%	51.2%	48.4%	48.9%	48.9%
Employees' compensation and benefits ($000's)	30,641	30,603	32,681	34,526	35,934

Broker-Dealer Segment:
Net revenue ($000's) (4)	118,703	113,241	104,498	106,919	114,184
Employees' compensation and benefits ($000's)	69,930	65,290	62,429	60,552	70,274
Variable compensation expense ($000's)	39,929	34,798	30,821	32,042	42,567
Compensation as a % of net revenue	58.9%	57.7%	59.7%	56.6%	61.5%
Pre-tax margin (5)	18.2%	16.3%	12.8%	18.5%	15.3%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,091,444	2,301,007	1,607,330	1,895,731	2,832,136
Refinancings	152,257	150,643	125,423	147,511	211,075
Total mortgage loan originations - volume	2,243,701	2,451,650	1,732,753	2,043,242	3,043,211
Mortgage loan sales - volume ($000's)	2,395,357	2,115,706	1,661,521	2,038,990	3,419,950
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	199	207	193	211	227
Impact of loans retained by banking segment	(1)	(6)	(7)	(19)	(9)
As reported	198	201	186	192	218
Mortgage servicing rights asset ($000's) (6)	104,951	95,101	103,314	100,825	156,539
Employees' compensation and benefits ($000's)	64,016	70,982	62,355	64,940	86,079
Variable compensation expense ($000's)	33,070	36,249	25,573	26,724	44,312

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.6 million, $0.1 million, $0.1 million, $0.3 million and $0.4 million, respectively, for the periods presented and for the banking segment were $0.2 million for each of the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2023	2023	2023	2022	2022
Tier 1 capital (to average assets):
PlainsCapital	10.62%	10.28%	10.69%	10.26%	10.29%
Hilltop	11.92%	11.47%	11.82%	11.47%	11.41%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.31%	14.48%	14.97%	14.98%	14.68%
Hilltop	18.60%	17.61%	17.99%	18.23%	17.45%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.31%	14.48%	14.97%	14.98%	14.68%
Hilltop	18.60%	17.61%	17.99%	18.23%	17.45%
Total capital (to risk-weighted assets):
PlainsCapital	16.45%	15.56%	15.94%	15.91%	15.54%
Hilltop	21.54%	20.41%	20.75%	20.98%	20.07%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Assets Portfolio Data	2023	2023	2023	2022	2022
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	7,339	3,552	1,973	4,269	4,735
Commercial and industrial	10,190	21,442	10,807	9,095	12,078
Construction and land development	760	593	199	198	1
1-4 family residential	13,202	13,360	14,387	15,941	16,968
Consumer	7	9	12	14	16
Broker-dealer	—	—	—	—	—
	31,498	38,956	27,378	29,517	33,798
Troubled debt restructurings included in accruing loans held for investment ($000's) (1)	—	—	—	803	825
Non-performing loans ($000's) (1)	31,498	38,956	27,378	30,320	34,623

Non-performing loans as a % of total loans ($000's) (1)	0.34%	0.40%	0.30%	0.33%	0.39%

Other real estate owned ($000's)	5,386	3,481	3,202	2,325	1,637

Other repossessed assets ($000's)	—	—	—	—	—

Non-performing assets ($000's) (1)	36,884	42,437	30,580	32,645	36,260

Non-performing assets as a % of total assets ($000's) (1)	0.22%	0.25%	0.18%	0.20%	0.22%

Loans past due 90 days or more and still accruing ($000's) (2)	106,346	130,036	114,523	92,099	96,532

(1)	Effective January 1, 2023, we adopted Accounting Standards Update (“ASU”) 2022-02 which eliminated the recognition and measurement guidance on troubled debt restructurings for creditors. Therefore, we no longer present troubled debt restructurings as a component of non-performing loans and assets.
(2)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended September 30,
	2023			2022
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,075,518	$15,649	5.82%	$1,166,265	$14,414	4.94%
Loans held for investment, gross (2)	7,972,604	126,753	6.31%	7,911,833	94,751	4.75%
Investment securities - taxable	2,690,977	27,166	4.04%	2,883,412	19,642	2.72%
Investment securities - non-taxable (3)	315,294	3,069	3.89%	312,312	2,817	3.61%
Federal funds sold and securities purchased under agreements to resell	142,324	2,313	6.45%	137,728	1,309	3.77%
Interest-bearing deposits in other financial institutions	1,550,991	20,320	5.20%	1,780,220	9,542	2.13%
Securities borrowed	1,371,625	17,683	5.04%	1,116,837	10,938	3.83%
Other	69,827	4,407	25.04%	56,331	3,425	24.12%
Interest-earning assets, gross (3)	15,189,160	217,360	5.68%	15,364,938	156,838	4.05%
Allowance for credit losses	(110,398)			(95,083)
Interest-earning assets, net	15,078,762			15,269,855
Noninterest-earning assets	1,448,834			1,399,228
Total assets	$16,527,596			$16,669,083

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,893,384	$64,290	3.23%	$7,136,779	$12,525	0.70%
Securities loaned	1,303,883	16,169	4.92%	980,530	9,407	3.81%
Notes payable and other borrowings	1,527,371	20,646	5.36%	1,262,985	11,054	3.47%
Total interest-bearing liabilities	10,724,638	101,105	3.74%	9,380,294	32,986	1.40%
Noninterest-bearing liabilities
Noninterest-bearing deposits	3,347,752			4,543,067
Other liabilities	362,133			685,843
Total liabilities	14,434,523			14,609,204
Stockholders’ equity	2,066,564			2,032,717
Noncontrolling interest	26,509			27,162
Total liabilities and stockholders' equity	$16,527,596			$16,669,083

Net interest income (3)		$116,255			$123,852
Net interest spread (3)			1.94%			2.65%
Net interest margin (3)			3.04%			3.20%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.6 million and $0.4 million for the three months ended September 30, 2023 and 2022, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, October 20, 2023. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2023 financial results. Interested parties can access the conference call by dialing 1-888-259-6580 (North America) and then using the access code 31393751. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2023, Hilltop employed approximately 3,900 people and operated approximately 336 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans and (vi) disruptions to the economy and the U.S. banking system caused by bank failures during early 2023, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.